UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2014

Shepherd’s Finance, LLC

(Exact name of registrant as specified in its charter)

Commission File Number:  333-181360

DELAWARE	36-4608739
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12627 San Jose Blvd., Suite 203, Jacksonville, FL 32223

(Address of principal executive offices, including zip code)

302-752-2688

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement

On June 20, 2014, Shepherd’s Finance, LLC (the “Registrant”) entered into a credit agreement by and between the Registrant, Southeastern Land Developers, LLC (“SLD”), and Charles R. Rich (the “Credit Agreement”), pursuant to which the Registrant extended a revolving loan (the “Greensboro Loan”) to SLD to be used for the purchase of two parcels of land in Greensboro, Georgia, the financing of a third piece already owned by SLD, also in Greensboro, Georgia, and the construction of three homes thereon. The Greensboro Loan is for an amount up to $1,050,000, is evidenced by a promissory note (the “Note”), and is secured by a deed to secure debt on the land and construction thereon financed under the Greensboro Loan.

A loan fee of 5% of the loan amount was paid upon closing of the Greensboro Loan, from proceeds of the loan. The Greensboro Loan bears interest at a rate of the Registrant’s cost of funds plus 2% for the twelve months following the date of closing and thereafter at a rate of the Registrant’s cost of funds plus 7%. SLD used the funds under the Greensboro Loan to purchase and/or finance the three parcels of land as well as for payment of taxes and fees and hereafter may make up to seven draws per parcel for use to fund construction. SLD also provided an interest escrow of $35,000 from the proceeds of the Greensboro Loan (the “Interest Escrow”) from which monthly interest payments shall be deducted. The Interest Escrow will be held in the Registrant’s general operating funds and will not yield interest to SLD.

Payments of interest are due monthly and will be paid from the Interest Escrow until such funds are exhausted, at which time SLD will be obligated to satisfy the interest payments using SLD’s own funds. Payments of principal are due upon the Registrant’s demand or upon the sale or transfer of all or a portion of any parcel or the sale or transfer of all or a portion of the outstanding principal balance and interest. The Greensboro Loan will be extinguished at such time as the outstanding balance under the Note is zero dollars, and either SLD or the Registrant wishes to terminate the agreement. The Greensboro Loan may be prepaid at any time, in whole or in part, without penalty.

Also on June 20, SLD invested in a fixed rate note with the Registrant of $40,000 for a duration of 12 months at the rate of 4% (the “Borrower Investment”). The Borrower Investment will serve as collateral for the Greensboro Loan and will yield interest to be paid monthly to SLD for so long as SLD is not in default. Upon maturity of the Borrower Investment, SLD will renew the note for so long as funds remain outstanding pursuant to the Greensboro Loan.

The foregoing discussion of the Greensboro Loan is qualified in its entirety by the Credit Agreement, Note, and related Deed to Secure Debt, attached hereto as Exhibits 10.1 through 10.3.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Credit Agreement

10.2	Promissory Note

10.3	Deed to Secure Debt

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHEPHERD’S FINANCE, LLC

Date: June 26, 2014	By:	/s/ Daniel M. Wallach
Daniel M. Wallach Chief Executive Officer and Manager